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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

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                                    FORM 8-K
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                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                        Date of Report: January 15, 1999
               (Date of earliest event reported): January 14, 1999

                                 IMRGLOBAL CORP.
                (Exact name of Company specified in its charter)

         FLORIDA                         0-28840                 59-2911475
(State or other jurisdiction of  (Commission File Number)      (IRS Employer
 incorporation or organization)                              Identification No.)

     26750 U.S. HIGHWAY 19 NORTH, SUITE 500
               CLEARWATER, FLORIDA                                33761
       (Address of principal executive offices)                 (Zip Code)

                                 (727) 797-7080
                (Company's telephone number, including area code)

                     INFORMATION MANAGEMENT RESOURCES, INC.
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 4.   CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

        On January 14, 1999, the Company appointed Ernst & Young LLP ("E&Y") as the independent accounting firm engaged as the principal accounting firm to audit the financial statements of IMRglobal Corp. (the "Company"), for the year ended December 31, 1998 and dismissed PricewaterhouseCoopers LLP ("PWC"). The decision to dismiss PWC was approved by the Audit Committee of the Company's Board of Directors on January 14, 1999.

        The Company's decision was made after discussions with and in accordance with directions by the Securities and Exchange Commission (the "Commission"). The Commission announced on January 14, 1999 that the Commission had brought and settled charges against PWC for engaging in improper professional conduct by violating SEC auditor independence rules. Attached as Exhibit 99.1 is a copy of the Order Instituting Proceedings and Opinion and Order Pursuant to Rule 102(e) of the Commission's Rules of Practice ("Order") issued by the SEC under reference Securities Exchange Act of 1934 Release 40945/January 14, 1999 and Accounting And Auditing Enforcement Release No. 1098/January 14, 1999, Administrative Proceedings File No. 2-9809.

        Specifically, the Order details activities by a PWC Tax Associate with securities of a company identified in the Order as "Company B." Based on communications with the Commission and PWC, IMRglobal Corp. believes that it is the company identified in the Order as "Company B." The Order states that the PWC tax associate worked on (1) a tax-related footnote included in the Company's initial public offering on or about November 8, 1996, and (2) other tax projects. The Order also states that the PWC tax associate did not own Company securities while he performed services for the Company. PWC also has informed the Company that from May 8, 1997 through April 6, 1998, a third party investment manager, on behalf of a Coopers & Lybrand pension plan, but in contravention of a contract prohibiting investments in Coopers & Lybrand clients, purchased 42,290 shares of the Company's stock, and sold that stock during the period from May 22, 1997 through May 4, 1998.

        PWC has stated to the Company that they believe these violations had no effect on either the quality and integrity of any audit or the reliability of any opinion rendered in connection with their audit engagement with the Company. The Company also firmly believes in the quality and integrity of its financial statements and in the reliability of PWC audit opinions.

        The Company had no knowledge or reason to know of PWC's lack of compliance with the SEC's independence standards which was acknowledged by the Commission to the Company. The conduct of PWC is not consistent with the standards regarding compliance with Commission regulations that the Company expects and demands from its independent public accountants.

        Before the Company became aware of these independence violations, the Company was very satisfied with its relationship with PWC and, in the absence of the violations detailed in the Order, would not have elected to replace PWC.

        PWC's reports on the Company's consolidated financial statements for 1997 and 1996 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company's two most recent fiscal years and the period from the end of its most recent fiscal year through January 14, 1999, there were no disagreements with PWC on any matter of accounting principles or practices, financial statement

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disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PWC, would have caused it to make reference to the subject matter of the disagreements in connection with its reports. In addition, during the Company's two most recent fiscal years and the period from the end of its most recent fiscal year through January 14, 1999, there have been no reportable events, as such term is defined in Item 304(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

        The Company has provided PWC with a copy of this Current Report on Form 8-K (the "Report"). At the Company's request, PWC has furnished the Company with a letter addressed to the Commission stating that it agrees with the statements made by the Company in this Report. A copy of such letter is filed as Exhibit
16.1 to this Report.

        On January 14, 1999, Ernst & Young, LLP ("E&Y") was engaged as the principal accountant to audit the Company's 1998 consolidated financial statements. This engagement was approved by the Audit Committee of the Company's Board of Directors on January 14, 1999. During the Company's two most recent fiscal years and the period from the end of its most recent fiscal year to January 14, 1999, the Company did not consult Ernst & Young, LLP regarding either (i) the application of accounting principles to a specified transaction, either complete or proposed or (ii) the type of audit opinion that might be rendered on the Company's consolidated financial statements.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
          EXHIBITS.

(c)      Exhibits.

         16.1. Letter from PricewaterhouseCoopers LLP to the Commission dated January 15, 1999.
         99.1 Order In The Matter of PricewaterhouseCoopers LLP, Respondent, SECURITIES EXCHANGE ACT OF 1934 Release No. 40945 / January 14, 1999; ACCOUNTING AND AUDITING ENFORCEMENT, Release No. 1098 / January 14, 1999, ADMINISTRATIVE PROCEEDING File No. 3-9809.

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            IMRGLOBAL CORP.


                                            /s/ DILIP PATEL
                                            ---------------------------
                                            DILIP PATEL
                                            Secretary

Date:  January 15, 1999

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                                 EXHIBIT INDEX

EXHIBIT             DESCRIPTION

16.1. Letter from PricewaterhouseCoopers LLP to the Commission dated January 15, 1999.

99.1 Order In The Matter of PricewaterhouseCoopers LLP, Respondent, SECURITIES EXCHANGE ACT OF 1934 Release No. 40945 / January 14, 1999; ACCOUNTING AND AUDITING ENFORCEMENT, Release No. 1098 / January 14, 1999, ADMINISTRATIVE PROCEEDING File No. 3-9809.